EXHIBIT 3(a)

                                                               EXECUTION VERSION

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY WITH THIS WARRANT, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, OR UPON DELIVERY TO THE ISSUER OF THE SECURITIES OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS PURSUANT TO AVAILABLE EXEMPTIONS THEREFROM. THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS HEREOF.

                                     WARRANT

                       TO PURCHASE SHARES OF COMMON STOCK,

                              U.S.$0.01 PAR VALUE,

                                       OF

                           ELITE PHARMACEUTICALS, INC.

            This is to certify that VGS PHARMA, LLC, a Delaware limited liability company, or its successors and assigns (collectively, the "HOLDER"), is the owner of a Warrant (this "WARRANT"), which entitles the Holder to purchase from Elite Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), up to Four Hundred Seventy-Eight Thousand Six Hundred Ninety-Eight (478,698) duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value U.S.$0.01 per share, of the Company (the "COMMON STOCK") at such times prior to the Expiration Time (as defined in Section 13) as are specified in Section 1, and at an exercise price of U.S.$3.00 per share of Common Stock (the "EXERCISE PRICE"), all on the terms and subject to the conditions hereinafter set forth.

            The number of shares of Common Stock issuable upon the full exercise of this Warrant (the "NUMBER ISSUABLE"), which is initially Four Hundred Seventy-Eight Thousand Six Hundred Ninety-Eight (478,698), is subject to adjustment from time to time pursuant to the provisions of Section 2 of this Warrant. All references to the Number Issuable shall be deemed to mean the Number Issuable as so adjusted as of the time of determination. The Exercise Price, which is initially U.S.$3.00, is subject to adjustment from time to time pursuant to the provisions of Section 3 of this Warrant. All references to the Exercise Price shall be deemed to mean the

Exercise Price as so adjusted as of the time of determination.

            Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to them in Section 13.

            1. MANNER OF EXERCISE OF WARRANT.

            (a) This Warrant may be exercised by the Holder, in whole or in part, following the Issue Date and prior to the Expiration Time upon delivery to the Company at the principal executive office of the Company in the United States of America, of (i) this Warrant, (ii) a written notice stating that the Holder elects to exercise this Warrant in accordance with the provisions of this
Section 1 and specifying the number of shares of Common Stock for which this Warrant is then being exercised and the name or names in which the Holder wishes the certificate or certificates for shares of Common Stock to be issued, (iii) payment of the aggregate Exercise Price for shares of Common Stock issuable upon such exercise, which shall be payable either in cash or by a certified or official bank check payable to the order of the Company, at the Holder's option, and (iv) such other documents and instruments, duly and properly executed, as the Company shall reasonably require from the Holder or the Holder's transferees (collectively, the "WARRANT EXERCISE DOCUMENTATION"). Any request to issue shares of Common Stock in a name other than the name of the Holder shall be deemed a transfer of this Warrant subject to compliance with Section 7. Evidence of registration or an opinion of counsel in the manner described in Section 7 shall, in such cases, be deemed to be part of the required Warrant Exercise Documentation.

            (b) As promptly as practicable, and in any event within five (5) Business Days after receipt of all Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (i) a certificate or certificates representing the number of shares of Common Stock specified in the Warrant Exercise Documentation, and (ii) if applicable, cash in lieu of any fractional share, as hereinafter provided. Such exercise shall be deemed to have been made at the close of business on the date of delivery of all Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. No such surrender shall be effective to constitute the Person entitled to receive such shares as the record holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (which transfer books shall not be closed for the purposes of the exercise of this Warrant for any period in excess of five (5) consecutive Business Days); but any such surrender of this Warrant for exercise during any period while such transfer books are so closed shall become effective for exercise immediately upon the reopening of such transfer books, as if the exercise had been made on the date the Warrant Exercise Documentation was received.

            (c) The issuance of certificates for Common Stock issuable upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof, if any, other than taxes in connection with the issuance of a certificate for Common Stock in the name of any Person other than the Holder.

            (d) In connection with the exercise of this Warrant, no fractions of shares of Common Stock shall be issued, but, in lieu thereof, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the fair market value of such share on the Business Day which next precedes the date of exercise, as determined in good faith by the Board.

            2. ADJUSTMENT OF NUMBER ISSUABLE. The Number Issuable shall be subject to adjustment from time to time as follows:

            (a) In case the Company shall at any time or from time to time after the Issue Date:

                  (i) pay a dividend or make a distribution on the issued and outstanding shares of Common Stock in shares of the capital stock of the Company for no additional consideration;

                  (ii) subdivide the issued and outstanding shares of Common Stock into a larger number of shares; or

                  (iii) combine the issued and outstanding shares of Common Stock into a smaller number of shares;

then, and in each such case, the Number Issuable in effect immediately prior to such event shall be adjusted so that the Holder shall, upon exercise thereafter, be entitled to receive the number of shares of Common Stock or other securities of the Company which the Holder would have owned or had been entitled to receive upon or by reason of any of the events described above, had such Warrant been exercised in full immediately prior to the happening of such event. An adjustment made pursuant to this Section 2(a) shall become effective retroactively (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (B) in the case of any such subdivision or combination, to the close of business on the date upon which such corporate action became effective.

            (b) In the event of a merger, consolidation, reorganization or recapitalization of the Company (or its capital stock) or the occurrence of a similar event or transaction, which would have a dilutive effect on the Number Issuable or alter the type of security or other property which may be issued upon exercise of this Warrant (other than an action described in Section 2(a)), then the Number Issuable and/or, as appropriate, the type of security or other property which may be issued upon exercise of this Warrant, shall be adjusted in such manner and at such time as the Board determines in good faith to be equitable under the circumstances (such determination to be evidenced in a notice which shall be mailed by the Company to the Holder).

            (c) Notwithstanding anything herein to the contrary, no adjustment under this Section 2 need be made to the Number Issuable unless such adjustment would require an increase or decrease of at least 1% of the Number Issuable then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Number Issuable. Any adjustment to the

Number Issuable carried forward and not theretofore made shall be made immediately prior to the partial or full exercise of this Warrant pursuant hereto.

            3. ADJUSTMENT OF EXERCISE PRICE. Upon each adjustment to the Number Issuable hereunder, the Exercise Price shall be adjusted to the product obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the Number Issuable immediately prior to such adjustment and the denominator of which shall be the Number Issuable immediately thereafter.

            4. REDEMPTION. The Company shall not have any right to redeem this Warrant.

            5. NOTICE OF CERTAIN EVENTS. In case at any time or from time to time the Holder is entitled to notice pursuant to the terms of Section 2, such notice shall provide (a) the date on which a record is to be taken for the purpose of such dividend, distribution, subdivision or combination of shares of Common Stock, or similar event or transaction, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to or affected by such dividend, distribution, subdivision or combination of shares of Common Stock, or similar event or transaction, are to be determined, or (b) the date on which such consolidation, merger, dissolution, liquidation, winding-up, sale of all or substantially all of the assets or capital stock of the Company or similar event or transaction is expected to become effective.

            6. REGISTERED HOLDER. The Person in whose name this Warrant is registered shall be deemed the owner hereof for all purposes.

            7. TRANSFER OF WARRANTS. Neither this Warrant nor the rights of the Holder hereunder may be transferred, encumbered or otherwise disposed of without the prior written consent of the Company. Any transfer of this Warrant or the rights represented hereby permitted by the Company, shall be effected by the surrender of this Warrant, along with the form of assignment attached hereto, duly and properly completed and executed by the Holder hereof, at the principal executive office of the Company in the United States of America; PROVIDED, HOWEVER, that (a) a registration statement with respect to the disposition of this Warrant, shall be effective under the Securities Act and other applicable federal or state securities laws, or (b) the Company shall have received an opinion of counsel reasonably satisfactory to it that no violation of such act and other applicable federal or state securities laws will be involved in such disposition. Thereupon, the Company shall issue in the name or names specified by the Holder and, in the event of a partial disposition, in the name of the Holder as well, a new warrant certificate or certificates of like tenor evidencing the right to purchase, in aggregate, such number of shares of Common Stock as shall be equal to the aggregate number of shares of Common Stock then purchasable pursuant to this Warrant.

            8. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 1.

            9. DENOMINATIONS. The Company covenants that it will, at its own expense, promptly upon surrender of this Warrant at the principal executive office of the Company in the United States of America, execute and deliver to the Holder a new warrant certificate or certificates of like tenor in denominations specified by the Holder evidencing the right to purchase, in aggregate, such number of shares of Common Stock (or other capital stock or property) as shall be equal to the aggregate number of shares of Common Stock (or other capital stock or property) then purchasable pursuant to this Warrant.

            10. REPLACEMENT OF WARRANTS. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it (with or without requirement of a surety bond in the Company's sole discretion), and upon reimbursement to the Company of all reasonable expenses incidental thereto, and (if mutilated) upon surrender and cancellation of this Warrant, the Company shall make and deliver to the Holder a new warrant certificate of like tenor in lieu of this Warrant. Any replacement warrant certificate made and delivered in accordance with this Section 10 shall be dated as of the date hereof.

            11. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

            12. BENEFITS OF WARRANT. This Warrant will inure to the benefit of and be binding upon the Holder, the Company and their respective successors and permitted assigns. Nothing in this Warrant shall be construed to give the Holder any rights as a holder of shares of Common Stock until such time, if any, as this Warrant is exercised in accordance with the provisions hereof.

            13. DEFINITIONS. For the purposes of this Warrant, the following terms shall have the meanings indicated below:

            "BOARD" means the Board of Directors of the Company.

            "BUSINESS DAY" means any day that is not a Saturday, Sunday or a legal holiday in the State of New York.

            "COMMON STOCK" shall have the meaning ascribed to such term in the Preamble hereof.

            "COMPANY" shall have the meaning ascribed to such term in the Preamble hereof.

            "EXERCISE PRICE" shall have the meaning assigned to such term in the Preamble hereof.

            "EXPIRATION  TIME"  means 5:00 p.m.,  New York time,  on December 6,
2011.

            "ISSUE DATE" means December 6, 2006.

            "NUMBER ISSUABLE" shall have the meaning ascribed to such term in the Preamble hereof.

            "PERSON" means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "WARRANT" shall have the meaning assigned to such term in the Preamble.

            "WARRANT EXERCISE DOCUMENTATION" shall have the meaning ascribed to such term in Section 1(a).

            14. NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, (a) if to the Holder, at 475 Bernardsville Road, Mendham, New Jersey 07945; Facsimile:
(908) 766-4006 and (b) if to the Company, to 165 Ludlow Avenue, Northvale, New Jersey 07647, Attention: Chief Executive Officer; Facsimile: (201) 391-7693. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section 14 or on the fifth (5th) Business Day following the date on which such communication is posted, whichever occurs first.

            15. SHARE LEGEND. Each certificate representing shares of Common Stock or any other securities issued upon exercise of this Warrant shall bear a legend substantially to the following effect unless such shares or other securities have been registered under the Securities Act and any other applicable federal and state securities laws:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, UNLESS REGISTERED UNDER THE ACT AND OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, OR UPON DELIVERY TO THE ISSUER OF THE SECURITIES REPRESENTED HEREBY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES REPRESENTED HEREBY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR SUCH OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS PURSUANT TO AVAILABLE EXEMPTIONS THEREFROM. THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS HEREOF."

            16. AMENDMENTS AND WAIVERS. No modification, amendment or waiver of any term of, or consent required by, this Warrant, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the Company and the Holder. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

17. ASSIGNMENT. Neither this Warrant, nor the rights of the Holder hereunder, shall be assignable or transferable except in connection with a transfer or assignment of this Warrant as permitted in accordance with Section 7. Any instrument purporting to make a transfer or assignment in violation of this
Section 17 shall be void and of no effect.

            18. CONSENT TO EXCLUSIVE JURISDICTION AND SERVICE OF PROCESS. The Company and the Holder each hereby irrevocably and unconditionally submits to the jurisdiction of the courts of the State of New York and of the Federal courts sitting in the State of New York in any action or proceeding directly or indirectly arising out of or relating to this Warrant or the transactions contemplated hereby (whether based in contract, tort, equity or any other theory). The Company and the Holder each agrees that all actions or proceedings arising out of or relating to this Warrant must be litigated exclusively in any such State of New York or, to the extent permitted by law, Federal court that sits in the County of New York, and accordingly, each party irrevocably waives any objection which he or it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court. The Company and the Holder each further irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Warrant will affect the right of the Company or the Holder to serve process in any other manner permitted by law.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issue Date.

                                           ELITE PHARMACEUTICALS, INC.


                                           By: /s/ Bernard Berk
                                               ---------------------------------
                                               Name:  Bernard Berk
                                               Title: Chief Executive Officer

                          FORM OF ASSIGNMENT OF WARRANT

            The undersigned hereby assigns and transfers this Warrant to [__________], whose Social Security Number or Tax ID Number is [__________] and whose address of record shall be [__________], and irrevocably appoints the Secretary of Elite Pharmaceuticals, Inc. as agent to transfer this security to such assignee on the books of Elite Pharmaceuticals, Inc. Such agent may substitute another to act for such agent.


Dated:_____________________           __________________________________________
                                      Name of Registered Holder


                                      Address:
                                      __________________________________________
                                      __________________________________________
                                      __________________________________________
                                      Attention:________________________________
                                      Telecopy:_________________________________


                                      IF REGISTERED HOLDER IS AN INDIVIDUAL:


                                      __________________________________________
                                      Signature of Registered Holder


                                      IF REGISTERED HOLDER IS NOT AN INDIVIDUAL:


                                      __________________________________________
                                      Signature of Authorized Signatory


                                      __________________________________________
                                      Name of Authorized Signatory


                                      __________________________________________
                                      Title of Authorized Signatory